Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the amended and restated Quarterly Report of China North East Petroleum Holdings Limited on Form 10-Q/A for the period ended June 30, 2008 as filed with the Securities and Exchange Commission on the date here of, I, Jingfu Li, Principal Executive Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1. The amended and restated Report complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the amended and restated Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 31, 2010

/S/ Jingfu Li
Jingfu Li Principal Executive Officer and Principal Financial Officer